DREYFUS NEW YORK AMT-FREE MUNICIPAL MONEY MARKET FUND

Registration No. 811-5160

Sub-Item 77Q1(a)

On April 25, 2011, the Fund's Board of Directors unanimously approved the changes to the By-Laws for Dreyfus New York AMT-Free Municipal Money Market Fund, effective July 1, 2011, which appears in the Registrant’s Amended By Laws, incorporated by reference to Exhibit (b) of Post-Effective Amendment No. 31 of the Registrant's Registration Statement on Form N-1A, filed on September 29, 2011